Exhibit 3.2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
Certificate, Amendment or Withdrawal of Designation
NRS 78.1955, 78.1955(6)
l] Certificate of Designation
D Certificate of Amendment to Designation • Before Issuance of Class or Series
0 Certificate of Amendment to Designation - After Issuance of Class or Series
IZl Certificate of Withdrawal of Certificate of Designation
TYPE OR PRINT • USE DARK INK ONLY • 00 NOT HIGHLIGHT
1. Entity information: Name of entity:
!Janel Corporation
Entity or Nevada Business Identification Number (NVID): lc23s16-2000
2. Effective date and For Certificate of Designation or Date: ,

Time: ! I time: Amendment to Designation Only l
I
I
(Optional): (must not be later than 90 days after the certificate is filed)
3. Class or series of The class or series of stock being designated within this filing:
stock: (Certificate of i __i Designation only)
4. Information for The original class or series of stock being amended within this filing:
amendment of class
' .
or series of stock:
5. Amendment of D Certificate of Amendment to Designation- Before Issuance of Class or Se~ies
class or series of As of the date of this certificate no shares of the class or series of stock have been issued.
stock: n Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this
Certificate of Designation certificate establishes OR amends the following regarding the voting powers, designations, and Amendment to preferences, limitations, restrictions _and relative rights_of thefollowing classor_series of_stock.*
Designation only) I --

7. Withdrawal:
~~t~~nation being)Series B Convertible Preferred Stcj gat~ of r j 10/17/2007 I 1 rawn: es1gna ,on:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
See attached Exhibit A.
8. Signature: (Required) X L Date:
Signature of Officer
* Attach additional page(s) if necessary Page 1 of 1
Revised: 11112019 This form must be accompanied by appropriate fees.

EXHIBIT A
WHEREAS, the Company has a previously filed a Certificate of Designation establishing the
Company's Series B Conve1tible Preferred Stock (the "Series B Preferred Stock"); and
WHEREAS, all outstanding shares of Series B Preferred Stock have been converted into shares of the Company's Common Stock pursuant to the tenns of the Series B Preferred Stock and no shares of Series B Preferred Stock remain outstanding; and
WHEREAS, the Company desires to withdraw the Certificate of Designation with respect to the Series B Preferred Stock from the Company's A11icles of Incorporation (the "Series B
Withdrawal").
NOW, THEREFORE, BE IT
RESOLVED, that the Board hereby approves and the Company is
hereby authorized to effect the Series B Withdrawal.
RESOLVED FURTHER, that the President or Secretary of the
Company is authorized, empowered and directed to execute and file a
Certificate, Amendment or Withdrawal of Designation and/or such other documents or instruments as may be required pursuant to Nevada Revised
Statutes ("NRS") 78.1955 to effect the Series B Withdrawal.
RESOLVED FURTHER, that the President of the Company is
hereby authorized, empowered and directed to execute, acknowledge and deliver on behalf of the Company the documents, filings and such other ancillary documents, agreements, certificates and instruments relating to the
Series B Withdrawal as may be required and which are presented to the
President and to make such changes to the documents and such other ancillary documents, agreements, certificates and instruments as the
President deems necessary or advisable, such approval evidenced by the
President's signature on each such document, agreement, certificate and/or instruments.